                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Preliminary Proxy Statement

                       AVI BIOPHARMA, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
           Fee computed on the table below per Exchange Act
/ /        Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

April 11, 2000

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Record of AVI BioPharma, Inc., which will be held on Thursday, May 11, 2000, at 9:00 am, local time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is also enclosed.

    Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

    On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the Company.

Sincerely,

Denis R. Burger, Ph.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                           TO BE HELD ON MAY 11, 2000

                            ------------------------

To the Shareholders of
  AVI BIOPHARMA, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AVI BIOPHARMA, INC. (the "Company") will be held on May 11, 2000 at 9:00 a.m. local time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, for the following purposes:

    1.  To elect four Group I Directors, each for a two-year term;

    2.  To approve the Company's 2000 Employee Stock Purchase Plan;

    3.  To approve an amendment to the Company's 1992 Stock Incentive Plan;

    4. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2000; and

    5.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          Denis R. Burger, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Portland, Oregon
April 11, 2000

                              AVI BIOPHARMA, INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000

                            ------------------------

GENERAL

    This Proxy Statement is furnished to shareholders of AVI BIOPHARMA, INC. (the "Company") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company's outstanding shares of Common Stock, $0.0001 par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 11, 2000, at 9:00 a.m. local time, at the Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon, and at any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, shareholders will be asked to (i) elect four members to Group I of the Board of Directors, each for a two-year term, (ii) to approve the Company's 2000 Employee Stock Purchase Plan, (iii) to approve an amendment to the Company's 1992 Stock Incentive Plan, (iv) ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2000, and (v) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company's shareholders on or about April 11, 2000.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed March 15, 2000, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 9,765 beneficial holders of the 16,499,844 shares of Common Stock then outstanding. The presence, in person or by proxy, of 51% of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (i) FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY,
(ii) FOR THE APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN,
(iii) FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1992 STOCK INCENTIVE PLAN AND (iv) FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Assistant Secretary, AVI BioPharma, Inc., One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

              AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of AVI BIOPHARMA, INC:

NAME                            AGE                                POSITION
----                          --------      -------------------------------------------------------
Denis R. Burger, Ph.D.(1)...     56         President, Chief Executive Officer and Chairman of the
                                            Board

Gordon W. Duncan, Ph.D......     67         Vice President of Regulatory Affairs and Clinical
                                            Development

Patrick L. Iversen, Ph.D....     45         Senior Vice President of Research and Development and
                                            Director

Alan P. Timmins(1)..........     40         Chief Operating Officer, Chief Financial Officer and
                                            Director

Dwight D. Weller,                49         Senior Vice President of Chemistry and Manufacturing
  Ph.D.(1)..................                and Director

Nick Bunick(3)..............     64         Director

Bruce L.A. Carter,               55         Director
  Ph.D.(2)..................

James B. Hicks, Ph.D.(2)....     53         Director

Joseph Rubinfeld,                67         Director
  Ph.D.(3)..................

Jeffrey L. Lillard(4).......     52         Director

------------------------

(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

(4) Mr. Lillard resigned from the Board of Directors effective February 3, 2000.

    DENIS R. BURGER, PH.D. has served as President and Chief Executive Officer of AVI BioPharma, Inc. since January 1997, Chief Executive Officer of AVI BioPharma, Inc. since January 1996, and as Chairman of the Board of AVI since 1998. From 1992 to 1995, he was President and Chief Operating Officer of AVI. He co-founded Epitope, Inc., a biotechnology company, and served as Chairman from 1981 to 1990. Dr. Burger has also been a member of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of SuperGen, Inc. and Trinity Biotech, PLC. Dr. Burger held the positions of Assistant Professor, Associate Professor and Professor at the Oregon Health Sciences University ("OHSU") from 1969 to 1986. Dr. Burger received a B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

    GORDON W. DUNCAN, PH.D. has served as Vice President of Regulatory Affairs and Clinical Development of AVI BioPharma, Inc. since 1997. From 1991 to 1996, he was Vice President for Research and a Director of ProCyte Corporation, and previously served as Vice President for Administration of Upjohn Laboratories (now part of Pharmacia and Upjohn) for more than 20 years. He is a founding and current director of the Program for Appropriate Technology in Health, a Senior Project Officer with the Concept Foundation, and the Executive Vice President and Chief Operating Officer for Women's Capital Corporation. Dr. Duncan received a B.S. in Animal Husbandry from Cornell University and an M.S. and Ph.D. in Physiology from Iowa State University.

    PATRICK L. IVERSEN, PH.D. has served as Senior Vice President of Research and Development and a director of AVI BioPharma, Inc. since 1997. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to AVI, and he is a former member of the Leukemia Society of America Board of Directors. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases.

    ALAN P. TIMMINS has served as Chief Operating Officer and Chief Financial Officer of AVI BioPharma, Inc. since October 1996, as Executive Vice President and Chief Financial Officer since 1992, and as a director of AVI since 1997. From 1981 to 1991, he served in a variety of positions at the firm of Price Waterhouse LLP, most recently as a Senior Manager specializing in high technology and emerging growth companies. Mr. Timmins received a B.B.A. in Accounting and Management from the University of Portland and an M.B.A. from Stanford University. He is a Certified Public Accountant.

    DWIGHT D. WELLER, PH.D. has served as Senior Vice President of Chemistry and Manufacturing since 1997, as Vice President of Research and Development of AVI BioPharma, Inc. from 1992 to 1997, and as a director of AVI since 1991. He joined the faculty of Oregon State University in 1978 as Assistant Professor and was an Associate Professor in the Chemistry Department from 1984 to 1992.
Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

    NICK BUNICK has served as a director of AVI BioPharma, Inc. since 1992.
Mr. Bunick is the President and Chairman of the Board of three real estate development companies and one investment management company. From 1987 to 1990, he was a Vice President of In-Focus Systems, Inc., a company that specializes in the design and manufacturing of flat panel display products. Mr. Bunick received a B.S. in Business Administration and Marketing from the University of Florida.

    BRUCE L. A. CARTER, PH.D. has been a director of AVI BioPharma, Inc. since 1998. From 1997 to 1998, Dr. Carter was a director of ImmunoTherapy Corporation and a member of its Science Advisory Board from 1996 to 1998. He is Executive Vice President and Chief Science Officer of Novo Nordisk A/S in Copenhagen, Denmark and Seattle, Washington and President and CEO of ZymoGenetics, Inc. of Seattle, a wholly owned Novo Nordisk subsidiary, a position he also held from 1988 through 1993. Prior to that he was the Head of Molecular Genetics for G.D. Searle & Co. Dr. Carter serves on several Boards of Directors, including Virginia Mason Hospital Research Center, Anergen, Inc., as well as Novo Nordisk A/S and ZymoGenetics, Inc. Dr. Carter received his Ph.D. in Microbiology from the University of London, where he was a member of Queen Elizabeth College. He completed post-doctoral fellowships at the University of Edinburgh and the University of Wisconsin. Subsequently he was Lecturer in Genetics at (and an elected Fellow of) Trinity College, Dublin. In 1996 he was elected to the Faculty of the University of Washington as Associate Professor of BioChemistry.

    JAMES B. HICKS, PH.D. has served as a director of AVI BioPharma, Inc. since 1997. He has served as the Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, since its founding in 1993. Previously, he was a founding scientist and a Senior Scientific Director at ICOS Corporation from 1990 to 1993, and Director of the PPG Industries/Scripps Joint Research Program at Scripps Clinic, as well as an Adjunct Member of the Molecular Biology Department in the Research Institute of Scripps Clinic from 1986 to 1990. From 1978 through 1986, he was Senior Scientist and Lab Chief of the Delbruck Laboratory at Cold Spring Harbor Laboratory.
Dr. Hicks received his B.A. degree in Biology from Willamette University and his Ph.D. in Molecular Biology from the University of Oregon, followed by post-doctoral research at Cornell University.

    JOSEPH RUBINFELD, PH.D. has served as a director of AVI BioPharma, Inc. since 1996. He has served as Chief Executive Officer, President, Chief Scientific Officer and a director of SuperGen, Inc. since its inception in 1991. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, he was Senior Director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Squibb (formerly Bristol-Myers International Corporation) in a variety of positions, most recently as Vice President and Director of Research and Development. He received his B.S. in Chemistry from C.C.N.Y., and his M.A. and Ph.D. degrees in Chemistry from Columbia University.

    JEFFREY L. LILLARD, has served as a director of AVI BioPharma, Inc. since September 1998. Mr. Lillard resigned from the Board of Directors in
February 2000. From September 1998 to September 1999, Mr. Lillard served as Vice President of AVI. Mr. Lillard resigned from AVI in September 1999. From 1995 to 1998, Mr. Lillard was Managing Officer of ImmunoTherapy Corporation. From 1993 to 1998, Mr. Lillard was a director of ImmunoTherapy Corporation. From 1993 to 1995, Mr. Lillard was President and Chief Executive Officer of ImmunoTherapy Corporation. From 1979 to 1993, Mr. Lillard was Chief Executive Officer of Clinetics Corporation, a contract manufacturing firm serving the pharmaceutical and biopharmaceutical markets with sterile parenteral services. Mr. Lillard received a B.S. degree from Michigan State University in 1970.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During 1999, AVI BioPharma, Inc.'s Board of Directors held five
(5) meetings. Each incumbent director attended more than seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board of Directors and of the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1999, conducted one (1) meeting. The members of the Audit Committee currently are Nick Bunick and Joseph Rubinfeld, Ph.D. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of AVI's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers AVI's stock option plans. During the fiscal year ended December 31, 1999, the Compensation Committee held two (2) meetings. The members of the Compensation Committee currently are James B. Hicks, Ph.D., and Bruce L. A. Carter, Ph.D.

DIRECTOR COMPENSATION

    Directors who are not employees of AVI receive a nonqualified option to purchase 33,334 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 1992 Stock Incentive Plan, which vest over four years. In addition, each outside director receives $1,000 for each Board meeting attended in person. Drs. Rubinfeld and Carter are reimbursed for expenses of attendance at Board meetings.

SCIENTIFIC ADVISORY COMMITTEE

    AVI BioPharma, Inc. has established relationships with a group of scientific advisors with expertise in their respective fields that complement AVI 's product research and development. The following individuals serve on the Scientific Advisory Committee to AVI's Board of Directors:

    CHRISTOPHER K. MATHEWS, PH.D. is Chairman of the Scientific Advisory Committee. He is the Chairman of the Biochemistry-Biophysics Department at Oregon State University. Dr. Mathews received a B.A. from Reed College and a Ph.D. in Biochemistry from the University of Washington. He performed postdoctoral work in Biochemistry at the University of Pennsylvania.
Dr. Mathews joined the Scientific Advisory Committee in 1994 and was a director of AVI BioPharma, Inc. from 1991 to 1994.

    STEVEN H. HEFENEIDER, PH.D. has been a staff immunologist at the Veterans Administration Medical Center in Portland, Oregon since 1985 and Research Associate Professor in the Department of Medicine at OHSU since 1987. He received a B.S. in biology from the University of Oregon, an M.S. in genetics from the University of Minnesota and a Ph.D. in Microbiology and Immunology from OHSU in 1981.

    DAVID J. HINRICHS, PH.D. is a Research Scientist at the Veterans Administration Medical Center in Portland, Oregon and a Professor of Microbiology and Immunology at OHSU. From 1976 to 1985 he was a Professor of Microbiology at Washington State University. He received a Ph.D. in Microbiology from the University of Arizona in 1967.

                   AVI BIOPHARMA, INC. EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation of AVI's Chief Executive Officer and each of the three (3) other most highly compensated executive officers of AVI (the "named executive officers") for the fiscal years ending December 31, 1999, 1998 and 1997.

                                                                            LONG-TERM
                                               ANNUAL COMPENSATION         COMPENSATION
                                          ------------------------------   ------------
                                                                            SECURITIES
                                                                            UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR      SALARY     BONUS     OPTIONS/SARS   COMPENSATION(1)
---------------------------               --------   --------   --------   ------------   ---------------
Denis R. Burger, Ph.D...................    1999     $250,400        --            --          $7,487
  President and Chief Executive Officer     1998      240,400   $25,000       200,000           7,250
                                            1997      216,650    25,000       100,000           3,558

Alan P. Timmins.........................    1999     $185,400        --            --          $5,537
  Chief Operating Officer and Chief         1998      175,400   $25,000       135,000           4,662
  Financial Officer                         1997      130,400    25,000        50,000           2,265

Patrick L. Iversen, Ph.D................    1999     $160,400        --        28,000          $4,787
  Senior Vice President of Research and     1998      150,400        --        56,000             851
  Development                               1997       39,634        --       100,000              --

Dwight D. Weller, Ph.D..................    1999     $160,400        --            --          $4,787
  Senior Vice President of Chemistry and    1998      150,400        --        84,000           3,925
  Manufacturing                             1997      130,817        --        50,000           2,412

------------------------

(1) 401(k) Company match.

STOCK OPTIONS

    The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1999, under AVI
BioPharma, Inc.'s 1992 Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

                                       PERCENT OF                                       POTENTIAL REALIZABLE VALUE
                         NUMBER OF       TOTAL                                           AT ASSUMED ANNUAL RATES
                         SECURITIES     OPTIONS                                         OF STOCK APPRECIATION FOR
                         UNDERLYING     GRANTED                                               OPTION TERM(2)
                          OPTIONS     EMPLOYEES IN   EXERCISE PRICE                     --------------------------
NAME                     GRANTED(1)       1999         PER SHARE      EXPIRATION DATE             5%/10%
----                     ----------   ------------   --------------   ---------------   --------------------------
Patrick L. Iversen,
  Ph.D.................    28,000        20.64%           $3.69         01/21/2009           $65,047/$164,735

------------------------

(1) All options granted in 1999 for Dr. Iversen become exercisable starting twelve months after the grant date, with one-quarter of the options becoming exercisable at that time with an additional one-quarter of the options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year ended December 31, 1999, and unexercised options held as of December 31, 1999.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                  SHARES                           OPTIONS AT             THE-MONEY OPTIONS AT
                                 ACQUIRED        VALUE          DECEMBER 31, 1999         DECEMBER 31, 1999(2)
NAME                            ON EXERCISE   REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            -----------   -----------   -------------------------   -------------------------
Denis R. Burger, Ph.D.........       --           --              599,068/ 66,667                 $314,761/-
Alan P. Timmins...............       --           --              246,667/ 45,000                   59,800/-
Patrick L. Iversen, Ph.D......       --           --               78,000/106,000                  -/$48,930
Dwight D. Weller, Ph.D........       --           --              200,017/ 28,001                   78,334/-

------------------------

(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) Represents the total gain which would be realized if all in-the-money options held at December 31, 1999 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $5.4375 per share at December 31, 1999. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

SECTION 16 REPORTS

    Section 16(a) of the Exchange Act requires AVI BioPharma, Inc.'s directors and officers, and persons who own more than ten percent (10%) of a registered class of AVI's equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish AVI with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal year 1999, or written representations from certain reporting persons, AVI believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of AVI's equity securities have been complied with for fiscal 1999.

COMPENSATION COMMITTEE REPORT

    Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

    COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of the Company's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of the Company. With regard to compensation actions affecting Dr. Burger, all of the outside members of the Board of Directors act as the approving body.

    The executive compensation program of the Company has been designed to:

       Support a pay for performance policy that is tied to corporate and individual performance;

       Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

       Provide compensation opportunities which are comparable to those offered by similarly-sized biopharmaceutical companies; and

       Align the interest of executives with the long-term interest of shareholders through award opportunities that can result in ownership of Common Stock.

    Currently, the executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company.

    BASE SALARIES. The base salaries of the Company's executive officers for 1999 were established effective January, 1998 as part of a 3-year compensation adjustment cycle. In establishing those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the biopharmaceutical industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

    STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1992 Stock Incentive Plan (the "1992 Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 1992 Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. In granting options under the 1992 Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position in the Company, past grants, and approximate grants to individuals in similar positions for companies of comparable size in the biopharmaceutical industry.

    EXECUTIVE OFFICER COMPENSATION. In 1996, the Company entered into employment contracts with Drs. Burger and Weller and Mr. Timmins that allows for a base annual compensation. In addition, the employment agreements prevent any of them from competing with the Company or soliciting the employment of other individuals employed by the Company during their employment and for a period of one year thereafter. Under the employment agreement, they may not disclose the Company's confidential information to outsiders during employment and for a period of two years thereafter, and assigns inventions conceived by them to the Company.

    In developing its recommendations regarding executive compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the biopharmaceutical industry, and analyses of compensation levels in similar companies in the Company's local geographic area.

                                          COMPENSATION COMMITTEE
                                          James B. Hicks, Ph.D.
                                          Bruce L. A. Carter, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    During the fiscal year ended December 31, 1999, the members of the Compensation Committee were James B. Hicks, Ph.D. and Bruce L. A. Carter, Ph.D. There were no employee directors on the Compensation Committee and no Interlocks.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareowner return on the Company's Common Stock for the period beginning June 4, 1997, the date the Company's Common Stock began trading on the Nasdaq National Market, and ending December 31, 1999, as compared with the total return of the NASDAQ Composite Index and the Amex Biotech Index. This graph assumes an investment of $100 on June 4, 1997 in each of the company's common stock, the NASDAQ Composite Index and the Amex Biotech Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AVII   NASDAQ  AMEX BIOTECH INDEX
Jun-4-97     100     100                 100
Dec-31-97  104.8   113.8               108.4
Dec-31-98   61.5   158.9               123.5
Dec-31-99   83.7   294.9               261.2

                                                                           NASDAQ            AMEX
                                                              AVII     COMPOSITE INDEX   BIOTECH INDEX
                                                            --------   ---------------   -------------
Jun-4-97..................................................     100            100              100
Dec-31-97.................................................   104.8          113.8            108.4
Dec-31-98.................................................    61.5          158.9            123.5
Dec-31-99.................................................    83.7          294.9            261.2

    STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of AVI Common Stock as of March 15, 2000, with respect to: (i) each person known by AVI to beneficially own more than five percent (5%) of the outstanding shares of AVI Common Stock, (ii) each of AVI's directors, (iii) each of AVI's named executive officers and (iv) all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER(1)       PERCENT(1)
------------------------------------                          ----------      ----------
The Tail Wind Fund, Ltd.(2) ................................  1,142,858          6.9%
  Windermere House
  404 East Bay Street
  P.O. Box SS-5539
  Nassau, Bahamas

Joseph Rubinfeld, Ph.D.(3) .................................  1,025,000          6.2%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

SuperGen, Inc. .............................................  1,000,000          6.1%
  Two Annabel Lane #220
  San Ramon, CA 94583

Denis R. Burger, Ph.D.(4) ..................................    733,886          4.5%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Jeffrey L. Lillard(5) ......................................    555,324          3.4%
  3517 East Burnside
  Portland, OR 97214

Dwight D. Weller, Ph.D.(6) .................................    423,621          2.6%
  AVI BioPharma, Inc.
  4575 S.W. Research Way, Suite 200
  Corvallis, OR 97333

Alan P. Timmins(7) .........................................    298,958          1.8%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Nick Bunick(8) .............................................    195,734          1.2%
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Patrick L. Iversen, Ph.D.(9) ...............................    137,900          *
  AVI BioPharma, Inc.
  4575 S.W. Research Way, Suite 200
  Corvallis, OR 97333

Bruce L.A. Carter, Ph.D.(10) ...............................     25,973          *
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER(1)       PERCENT(1)
------------------------------------                          ----------      ----------
James B. Hicks, Ph.D.(11) ..................................     25,000          *
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

Gordon W. Duncan, Ph.D.(12) ................................     23,540          *
  AVI BioPharma, Inc.
  1 S.W. Columbia, Suite 1105
  Portland, OR 97258

All directors and officers as a group (10 persons)..........  3,444,936         20.9%

------------------------

*   Less than one percent

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of March 15, 2000, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes 214,286 shares subject to warrants exercisable within sixty
    (60) days of March 15, 2000.

(3) Includes 1,000,000 shares held by SuperGen, Inc. in which Dr. Rubinfeld is Chairman of the Board and Chief Executive Officer. Also includes 25,000 shares subject to options exercisable within sixty (60) days of March 15, 2000.

(4) Includes 34,434 shares held by Sovereign Ventures, LLC, a limited liability company in which Dr. Burger is a general partner. Also includes 665,735 shares subject to options exercisable within sixty (60) days of March 15, 2000.

(5) Includes 40,850 shares subject to options exercisable within sixty
    (60) days of March 15, 2000. Mr. Lillard resigned from the Board of Directors effective February 3, 2000.

(6) Includes 247,634 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 134,000 shares subject to options exercisable by Dr. Weller and 14,609 shares subject to options exercisable by Dr. Weller's spouse within sixty (60) days of March 15, 2000.

(7) Includes 291,667 shares subject to options exercisable within sixty
    (60) days of March 15, 2000.

(8) Includes 50,667 shares held jointly or by others over which Mr. Bunick exercises voting and investment power. Includes 33,334 shares subject to options exercisable within sixty (60) days of March 15, 2000.

(9) Includes 113,000 shares subject to options exercisable within sixty
    (60) days of March 15, 2000.

(10) Includes 25,973 shares subject to options exercisable within sixty
    (60) days of March 15, 2000.

(11) Includes 25,000 shares subject to options exercisable within sixty
    (60) days of March 15, 2000.

(12) Includes 22,540 shares subject to options exercisable within sixty
    (60) days of March 15, 2000.

        CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.

    James E. Summerton, Ph.D., the former President, former Chief Scientific Officer, and a former director of AVI BioPharma, Inc., is the general partner of Anti-Gene Development Group ("AGDG").

    On February 9, 1993, the company and AGDG entered into a Technology Transfer Agreement whereby effective May 19, 1993, AGDG conveyed all intellectual property in its control related to antisense technology (the "Intellectual Property") to AVI. As part of the conveyance, AVI tendered to AGDG for liquidation all partnership units received pursuant to an exchange offer and received a 49.37 percent undivided interest in the intellectual property. AVI then purchased the remaining undivided interest in the Intellectual Property in consideration of payments of 4.05 percent of gross revenues in excess of $200 million, if any, sales of products by AVI which would, in the absence of the Technology

Transfer Agreement, infringe a valid claim under any patent transferred to AVI (the "Technology Fees"). AVI's obligation to make payments of the Technology Fees with respect to a particular product terminates upon the expiration of all patents transferred to AVI pursuant to the Technology Transfer Agreement related to that product.

    Pursuant to a License and Option Agreement by and between AGDG and AVI dated February 9, 1993 (the "License Agreement"), AVI granted to AGDG a royalty-free nonexclusive license to use the Intellectual Property for internal research and development and to sell small quantities of products incorporating the Intellectual Property. In addition, if AGDG develops any specific prototype products which incorporate any of the Intellectual Property, AVI has the right to commercialize and market such products in consideration of payments of
4.05 percent of gross revenues, in excess of the $200 million exemption for all products utilizing the Intellectual Property, to AGDG. If AVI elects not to commercialize the proposed AGDG product or fails to meet certain product development milestones, AVI is required to grant AGDG a license to develop and market the proposed product (an "AGDG License"). AVI is entitled to payments for the AGDG license but only if the proposed product incorporates patented improvements developed by AVI to the Intellectual Property. The amount of the license fee payable to AVI by AGDG for products sold by AVI and covered by the Technology Transfer Agreement. AGDG also has the right to obtain an exclusive royalty-free license to use, develop, make, sell, distribute and sublicense products utilizing the Intellectual Property at such time as AVI has less than ten (10) full-time employees engaged in developing, testing or marketing products based upon the Intellectual Property for a period of at least 180 consecutive days.

    In March 2000, AGDG and AVI amended the Technology Transfer Agreement to give to AGDG and Gene Tools LLC, a related organization of which Dr. Summerton is the primary shareholder, exclusive, non royalty-bearing rights to in vitro diagnostic applications of the Intellectual Property. In consideration for this amendment, Gene Tools paid AVI $1 million, and reduced the royalty that AVI would pay to AGDG under the Technology Transfer Agreement on future sales of therapeutic products from 4.05% to 3.00%.

    On June 8, 1998, the Company loaned $440,000 to Mr. Jeffrey L. Lillard, a former Vice President and Director, to assist Mr. Lillard with his relocation to Portland, Oregon. The indebtedness of Mr. Lillard to the Company was fully paid on March 31, 1999.

    In December 1999, the Company sold one million shares of its common stock to SuperGen, Inc., whose Chairman and Chief Executive Officer, Joseph Rubinfeld, Ph.D. sits on the Company's Board of Directors. In exchange for the Common Stock, the Company received $2.5 million, and 100,000 shares of SuperGen Common Stock. In connection with this transaction, the Company granted to SuperGen an exclusive negotiating period for certain rights to the Company's therapeutic cancer vaccine technology.

                   ELECTION OF AVI BIOPHARMA, INC. DIRECTORS
                                  (PROPOSAL I)

    At the AVI BioPharma Annual Meeting, four (4) directors will be elected, each for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Under AVI's bylaws, the directors are divided into two groups with Group I consisting of four (4) directors and Group II consisting of five (5) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Director's nominees for election as a Group I director and those directors who will continue to serve after the AVI Annual Meeting. Also set forth is certain other information with respect to each such person's age at March 15, 2000, the periods during which he has served as a director of AVI and positions currently held with AVI.

                                              DIRECTOR   EXPIRATION
                                     AGE       SINCE      OF TERM     POSITION HELD WITH AVI BIOPHARMA
                                   --------   --------   ----------   ---------------------------------
NOMINEES:
  James B. Hicks, Ph.D...........     53        1997        2000      Director

  Joseph Rubinfeld, Ph.D.........     67        1996        2000      Director
  Alan P. Timmins................     40        1997        2000      Chief Operating Officer, Chief
                                                                      Financial Officer and Director
  Dwight D. Weller, Ph.D.........     49        1991        2000      Senior Vice President of
                                                                      Chemistry and Manufacturing and
                                                                      Director
CONTINUING DIRECTORS:
  Denis R. Burger, Ph.D..........     56        1991        2001      President, Chief Executive
                                                                      Officer and Chairman of the Board
  Patrick L. Iversen, Ph.D.......     45        1997        2001      Senior Vice President of Research
                                                                      and Development and Director
  Nick Bunick....................     64        1992        2001      Director
  Bruce L. A. Carter, Ph.D.......     55        1998        2001      Director

    BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Board will also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to AVI's Corporate Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of AVI BioPharma not less than 60 days prior to the date of the meeting.

    See "AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS" for biographical information with respect to the Nominees and Continuing Directors and "Director Compensation" for certain information regarding compensation of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, AVI's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the AVI Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                 ADOPTION OF 2000 EMPLOYEE STOCK PURCHASE PLAN
                                 (PROPOSAL II)

GENERAL

    On February 3, 2000, the Board of Directors adopted, subject to stockholder approval, the AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan (the "ESPP") and has reserved 250,000 shares of the Company's Common Stock for issuance under the ESSP. The purpose of the ESPP is to attract and retain qualified employees essential to the success of the Company, and to provide such persons with an incentive to perform in the best interests of the Company. The following is a summary of the basic terms and provisions of the ESPP, a complete copy of which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

    The ESPP is administered by an ESPP Committee of the Board of Directors. The ESPP Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring stockholder approval.

    All regular employees of the Company and its subsidiaries, including the Company's officers, are eligible to participate in the ESPP if they: (i) are employed in a position with regular hours of 20 or more hours a week and
(ii) are employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on May 1 and November 1 each year (the "Enrollment Dates"). During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of the fair market value of the Common Stock (i) on the beginning date of the offering period or (ii) the end of the Offering Period. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

    Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant. Any remaining balances will be returned to the participant, or his or her beneficiary. As of Month 15, 2000, there were 46 employees of the Company eligible to participate in the ESPP.

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

    If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

    If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

    The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN. The proposal must be approved by the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ESPP.

                     AMENDMENT OF 1992 STOCK INCENTIVE PLAN
                                 (PROPOSAL III)

GENERAL

    A total of 2,200,000 shares of Common Stock have been reserved for issuance under the Company's 1992 Stock Incentive Plan (the "Plan"). As of December 31, 1999, only 118,826 shares remained available for grant under the 1992 Plan. The Company's Board believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive to them to exert their best efforts on behalf of the Company. The Company's Board believes that additional shares will be needed under the 1992 Plan to provide appropriate incentives. Accordingly, on February 3, 2000, the Company's Board approved an amendment to the 1992 Plan, subject to shareholder approval, to reserve an additional 1,000,000 shares of Common Stock under the 1992 Plan, thereby increasing the total number of shares reserved for issuance under the 1992 Plan from 2,200,000 shares to 3,200,000 shares.

    The Company has utilized stock option grants broadly to recognize key performers at every level throughout the organization. Grants have also been used to provide a link between employees and the performance of the Company. The Company believes it is critical in developing the organization to provide an opportunity for employees to be equity holders and to understand the part their contributions can have in the success of the organization.

    The following is a summary of the basic terms and provisions of the 1992
Plan.

    The 1992 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Transactions under the 1992 Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted. The Committee may determine which options may be intended to qualify ("Incentive Stock Options") for special treatment under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or whether options are Non-Qualified Options ("Non-Qualified Stock Options") which are not intended to so qualify. The Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1992 Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the 1992 Plan. The Committee also may construe the 1992 Plan and the provisions in the instruments evidencing option granted under the 1992 Plan to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1992 Plan.

    The 1992 Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares. In addition, the 1992 Plan provides for adjustments in the purchase price and exercise period by the Committee in the event of a proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another corporation, or in the event there is a change in constitution of the Common Stock of the Company.

    Participants in the 1992 Plan may be selected by the Committee from employees, officers, directors and consultants of the Company. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Committee will take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant to accomplish the purposes of the 1992 Plan.

    Only employees of the Company as the term "employees" is defined for the purposes of Code will be entitled to receive Incentive Stock Options. Incentive Stock Options granted under the 1992 Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and the Treasury Regulations thereunder.

    Each option granted under the Plan will be evidenced by a written option agreement between the Company and the optionee. The option price of any Incentive Stock Option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any Incentive Stock Option granted under the 1992 Plan to a person owning more than 10% of the total combined voting power of the Common Stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the Incentive Stock Option. Each Non-Qualified Stock Option granted under the 1992 Plan will be at an exercise price as determined by the Company's Board. Fair market value on the date of grant is defined as a value determined in the discretion of the Company's Board; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for the date of grant or authorization of sale, as reported in THE WALL STREET JOURNAL.

    The exercise period of Incentive Stock Options granted under the 1992 Plan generally may not exceed ten (10) years from the date of grant thereof. Incentive Stock Options granted to a person owning more than 10 percent of the total combined voting power of the Common Stock of the Company will be for no more than five years. The Committee will have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. However, no exercise period may be extended to increase the term of an Incentive Stock Option beyond ten (10) years from the date of grant.

    To exercise an option, the optionee must pay the full exercise price in whole or in part consisting of cash or transfer to the Company of shares having a fair market value at the time of such exercise equal to the option exercise price.

    An option may not be exercised unless the optionee then is an employee, officer, director or consultant of the Company, and unless the optionee has remained continuously as an employee, officer, director or consultant of the Company since the date of grant of the option. If the optionee ceases to be an employee, officer, director or consultant of the Company, all options which are not vested under the 1992 Plan by the time of death, disability, retirement or termination of employment, immediately terminate. All options granted to such optionee that are fully vested to such optionee but not yet exercised, will terminate (i) twelve (12) months after the date the optionee ceases to be an employee, officer or director of the Company by reason of death or disability; or (ii) thirty (30) days after termination of employment for any other reason.

    If an optionee dies while an employee, officer, director or consultant, or is terminated by reason of disability, all options theretofore granted to such optionee, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee's estate or by a person who acquired the right to exercise such options by request or inheritance, but only to the extent of the right to exercise as of the date of death or disability.

    Options granted under the 1992 Plan are not transferable other than by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the optionee only by the optionee. An optionee has no rights as a shareholder with respect to any shares covered by an option until the option has been exercised.

    The Company, to the extent permitted by law, may deduct a sufficient number of shares due to the optionee upon exercise of the option to allow the Company to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise otherwise due to the optionee. The Company is not obligated to advise any optionee of the existence of any tax or the amount which the Company will be required to withhold.

    The 1992 Plan will continue in effect until all shares available for issuance under the 1992 Plan have been issued and all restrictions on such shares have lapsed, unless earlier terminated by the Company's Board, but such termination will not affect the terms of any options outstanding at that time. The Company's Board may amend, terminate or suspend the 1992 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six (6) months other than to comport with changes in certain Securities Exchange Act and Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for 1992 Plan participation, or materially increase the benefits to 1992 Plan participants must be approved by shareholders.

    PROPOSED AMENDMENT. If the proposal is adopted, the second paragraph of the 1992 Stock Incentive Plan will be amended to read as follows:

        2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 14, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 3,200,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of the Company's Common Stock present in person or by proxy at the Company's Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 1992 Plan.

       RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA INDEPENDENT AUDITORS
                                 (PROPOSAL IV)

    The AVI Board has appointed Arthur Andersen LLP to act as independent auditors for AVI for the fiscal year ending December 31, 2000, subject to ratification of such appointment by AVI's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of AVI for the fiscal year ending December 31, 2000.

    A representative of Arthur Andersen LLP is expected to be present at the AVI Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE AVI BIOPHARMA BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS
PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of AVI BioPharma Common Stock present in person or by proxy at the AVI Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Plan.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2001 annual meeting of shareholders must be received by the Company not later than December 31, 2000, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1999 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, AVI BioPharma, Inc., One S.W. Columbia Street, Portland, Oregon 97258 or visiting the Company's web site at www.avibio.com.

                                   APPENDIX A
                             AVI BIOPHARMA, INC.'S
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    The following provisions constitute the AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan.

1.  PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

2.1 "ACCOUNT" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

2.2  "BOARD" shall mean the Board of Directors of the Company.

2.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

2.4  "COMMITTEE" shall mean the Compensation Committee of the Board.

2.5  "COMMON STOCK" shall mean the Common Stock of the Company.

2.6  "COMPANY" shall mean AVI BioPharma, Inc., an Oregon corporation.

2.7 "COMPENSATION" shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

2.8 "DESIGNATED SUBSIDIARY" shall mean each Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

2.9 "EMPLOYEE" shall mean an individual who renders services to the Company or to a Designated Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Designated Subsidiary purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

2.10  "ENROLLMENT DATE" shall mean the first day of each Offering Period.

2.11  "FAIR MARKET VALUE"

2.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

2.11.2 If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair

Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

2.11.3 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

2.12 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System or such other quotation system that supersedes it.

2.13 "OFFERING PERIOD" shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after a date designated in advance by the Board and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to
Section 4 of this Plan.

2.14 "PARTICIPANT" shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has completed a Payroll Deduction Authorization Form.

2.15 "PAYROLL PARTICIPATION FORM" shall mean the form attached hereto as Exhibit A (or such other form as may be provided by the Company) on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

2.16  "PLAN" shall mean this Employee Stock Purchase Plan.

2.17  "PURCHASE DATE" shall mean the last day of each Offering Period.

2.18 "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

2.19 "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

2.20 "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company of a Subsidiary.

2.21 "TRADING DAY" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3.  ELIGIBILITY.

3.1 A person shall become eligible to participate in the Plan on the first Enrollment Date on or after which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering Period provided for in Section 2.13:

3.1.1  The person's customary period of employment is for more than twenty
(20) hours per week;

3.1.2  The person's customary period of employment is for more than five
(5) months in any calendar year.

3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under Section 423 of the Code) of the

Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.3 For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, eligibility to participate in the Plan will be deemed to have terminated on the 91st day of such leave.

4.  OFFERING PERIODS.

The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on a date designated in advance by the Board, and continuing for six month periods thereafter until terminated in accordance with
Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  PARTICIPATION.

5.1 An eligible Employee may become a Participant in the Plan by completing a Payroll Participation Form and filing it with the Company's Administration Department (as set forth in Section 20 below) at least fifteen (15) days prior to the applicable Enrollment Date, unless a later time for filing the Payroll Participation Form is set by the Board for all eligible Employees with respect to a given Offering Period.

5.2 Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in
Section 10 hereof.

6.  PAYROLL DEDUCTIONS.

6.1 At the time a Participant files his or her Payroll Participation Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's Compensation during said Offering Period.

6.2 A Participant shall specify that he or she desires to make contributions to the Plan in whole percentages not less than one percent (1%) and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentage as the Board shall establish from time to time.

6.3 All payroll deductions made for a Participant shall be credited to his or her Account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such Account.

6.4 A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company (as set forth in Section 20 below) a new Payroll Participation Form authorizing a change in payroll deduction rate. A Participant is limited to making one change during an Offering Period. The change in rate shall be effective with the first full payroll period following fifteen (15) days after the Company's receipt of a new Payroll Participation Form unless the Company elects to process a given change in participation more quickly. A Participant's Payroll Participation Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

6.5  Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions shall be decreased to 0% at such time during any

Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (85% of $25,000). Payroll deductions shall recommence at the rate provided in such Participant's Payroll Participation Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

6.6 At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

7.  OPTION TO PURCHASE COMMON STOCK.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Purchase of the Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to
Section 10, and the option shall expire on the last day of the Offering Period.

8.  PURCHASE OF COMMON STOCK.

Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in
Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9.  DELIVERY.

As promptly as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate for the shares of Common Stock purchased with his or her payroll deductions.

10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

10.1 A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under the Plan by giving written notice in the form of Exhibit B to this Plan (or such other form as may be provided by the Company) to the Company (as set forth in Section 20 below) no less than 15 days immediately preceding a Purchase Date.

All of the Participant's payroll deductions credited to his or her Account will be paid to such Participant as soon as practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Payroll Participation Form.

10.2 Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a Participant failing to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated.

11.  INTEREST.

No interest shall accrue on the payroll deductions of a Participant in the Plan.

12.  STOCK.

12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.2 The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

12.3 Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13.  ADMINISTRATION.

13.1 ADMINISTRATIVE BODY. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

13.2 RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

14.  DESIGNATION OF BENEFICIARY.

14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to a Purchase Date.

14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TRANSFERABILITY.

Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16.  USE OF FUNDS.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  REPORTS.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
SALE.

18.1 CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

18.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

18.3 MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for his option has been changed to the New Purchase Date and that his option will be exercised automatically on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.  AMENDMENT OR TERMINATION.

19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

19.2 Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

19.3 The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

20.  NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Company's Chief Financial Officer at the Company's corporate headquarters.

21.  CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK.

Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities

Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.  TERM OF PLAN.

22.1 The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

22.2 Notwithstanding the above, the Plan is expressly made subject (i) to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted and (ii) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Code. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him or her.

23.  ADDITIONAL RESTRICTIONS OF RULE 16B-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                   EXHIBIT A
                              AVI BIOPHARMA, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           PAYROLL PARTICIPATION FORM

Original Application                      Enrollment Date:

Change in Payroll Deduction Rate

Change of Beneficiary(ies)

1. hereby elects to participate in the AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Payroll Participation Form and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of % of my compensation on each payday (not to exceed 10%) during the
Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "AVI BioPharma, Inc. 2000 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (employee and/or spouse only):

---------------------------------------------

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 1-year and 2-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Payroll Participation Form is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

Name: (Please print)

---------------------------------------------

     (First)    (Middle)    (Last)

Relationship

--------------------------------------

Address

--------------------------------------

Name: (Please print)

--------------------------------------

     (First)    (Middle)    (Last)

Relationship

--------------------------------------

Address

--------------------------------------

Employee's Social Security Number:

--------------------------------------

Employee's Address:

--------------------------------------

I UNDERSTAND THAT THIS PAYROLL PARTICIPATION FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

---------------------------------------------

Signature of Employee

---------------------------------------------

Spouse's Signature (If beneficiary other than spouse)

                                   EXHIBIT B
                              AVI BIOPHARMA, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

    The undersigned Participant in the Offering Period of the AVI
BioPharma, Inc. 2000 Employee Stock Purchase Plan which began on             ,
19 (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Payroll Participation Form.

Name and Address of Participant

---------------------------------------------

---------------------------------------------

---------------------------------------------

---------------------------------------------

Signature

---------------------------------------------

Date

---------------------------------------------

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PROXY

                                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                            OF AVI BIOPHARMA, INC.

                                                              AVI BIOPHARMA, INC.
                                                                 PROXY FORM
                                                       ANNUAL MEETING OF SHAREHOLDERS

                                                                 May 11, 2000


                                   (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                                                                      *  FOLD AND DETACH HERE  *

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                                                                                                              Please mark
                                                                                                              your votes as
                                                                                                              indicated in     /X/
                                                                                                              this example

                                                         WITHHELD  FOR ALL
                                                    FOR  FOR ALL   EXCEPT*                                   FOR  AGAINST  ABSTAIN
1. To elect four Group I Directors. Directors       / /    / /      / /     2. To approve the adoption of    / /    / /      / /
   nominated are James B. Hicks, Ph.D., Joseph                                 the Company's 2000 Employee
   Rubinfeld, Ph.D., Alan P. Timmins and Dwight D.                             Stock Purchase Plan and
   Weller, Ph.D.                                                               reserve 250,000 shares of
                                                                               Common Stock for issuance
   *Except:_____________________________________                               under the Plan.

                                                                            3. To approve an amendment to     / /    / /      / /
                                                                               the Company's 1992 Stock
                                                                               Incentive Plan.

                                                                            4. To approve the selection of   / /    / /      / /
                                                                               Arthur Andersen LLP as the
                                                                               Company's independent
                                                                               auditors.

                                                                               I PLAN TO ATTEND THE ANNUAL                   / /
                                                                               MEETING.

                                                                               I DO NOT PLAN TO ATTEND THE                   / /
                                                                               ANNUAL MEETING.

Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

                                                                               PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY
                                                                               IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

                                                                               Please sign below exactly as your name appears on
                                                                               this Proxy Card. If shares are registered in more
                                                                               than one name, all such persons should sign. A
                                                                               corporation should sign in its full corporate name
                                                                               by a duly authorized officer, stating his/her title.
                                                                               Trustees, guardians, executors and administrators
                                                                               should sign in their official capacity, giving their
                                                                               full title as such.  If a partnership, please sign
                                                                               in the partnership name by authorized person(s).

                                                                               If you receive more than one Proxy Card, please sign
                                                                               and return all such cards in the accompanying
                                                                               envelope.

Signature ________________________________________  Signature ________________________________________ Date ______________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                                                                      *  FOLD AND DETACH HERE  *

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